UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  February 8, 2010

(Date of earliest event reported)

Oak Valley Bancorp

(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	001-34142 (Commission File Number)	26-2326676 (IRS Employer Identification Number)

125 N. Third Ave. Oakdale, CA		95361
(Address of principal executive		(Zip Code)
offices)

(209) 848-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e).

Effective February 8, 2010, the Salary Continuation Agreements applicable to each of Ronald C. Martin, Chief Executive Officer, Christopher M. Courtney, President, and Richard A. McCarty, Chief Financial Officer and Executive Vice President of Oak Valley Bancorp were amended. To the extent that any benefits under the Salary Continuation Agreements are still available following the EESA Section 111(B) Modification Agreements between each such named executive officer and Oak Valley Bancorp that went into effect as of September 14, 2009, (i) the executive reimbursement obligation under each Split Dollar Agreement has been terminated, and (ii) any rights to a bonus available to any executive officer based on economic benefit under a Split Dollar Agreement have been terminated.  This description is qualified in its entirety by reference to the form of amendment attached hereto as Exhibit 10.2.

Item 7.01. Regulation FD Disclosure.

See “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

10.1         Form of Salary Continuation Agreement

10.2         Form of First Amendment to Salary Continuation Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2010

OAK VALLEY BANCORP

By:	/s/ Richard A. McCarty
Richard A. McCarty
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized signatory)

Exhibit Index

Exhibit No.	Description
10.1	Form of Salary Continuation Agreement
10.2	Form of First Amendment to Salary Continuation Agreement